Select U.S. Equity Fund

07/02/14 to 02/29/16

July 2, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	Select U.S. Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”) agrees, until February 29, 2016, to waive up to the full amount of its 0.30% advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses, excluding dividend and interest expense on short sales and extraordinary expenses, to the extent such direct Fund-level expenses exceed 0.35% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) may not be terminated during the relevant period except at the Board’s discretion and (2) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Jeffrey T. Hussey
Jeffrey T. Hussey, President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson, Treasurer

Select International Equity Fund

07/02/14 to 02/29/16

July 2, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	Select International Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”) agrees, until February 29, 2016, to waive up to the full amount of its 0.45% advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses, excluding dividend and interest expense on short sales and extraordinary expenses, to the extent such direct Fund-level expenses exceed 0.44% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) may not be terminated during the relevant period except at the Board’s discretion and (2) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/S/ JEFFREY T. HUSSEY
Jeffrey T. Hussey, President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/S/ MARK E. SWANSON
Mark E. Swanson, Treasurer